Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:	John K. Bakewell (901) 867-4527 Lance A. Berry (901) 867-4607

Wright Medical Group, Inc. Announces
Chief Financial Officer Transition
ARLINGTON, TENN—November 16, 2009—Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company, today announced the appointment of Lance A. Berry as Senior Vice President and Chief Financial Officer, effective December 11th. Mr. Berry will replace John K. Bakewell, who notified Wright that he will resign effective December 11th to accept a position with another company.
Mr. Berry joined Wright in 2002 and has served as Wright’s Vice President and Corporate Controller with responsibilities for internal and external reporting, global corporate and entity-level accounting, and the leadership and support of multiple corporate strategic and operational initiatives over the course of his tenure. Prior to joining Wright, Mr. Berry served as audit manager with the Memphis office of Arthur Andersen LLP. He received his Masters degree in Accounting from the University of Mississippi. He is a Certified Public Accountant.
Commenting on Mr. Berry’s appointment, Gary D. Henley, President and Chief Executive Officer said, “We are pleased to have someone of Lance’s caliber and extensive experience within our organization step into the role of Chief Financial Officer. This is a good example of our management succession plan preparing us for this event. Throughout the past seven years, Lance has been instrumental in the Company’s success, and we look forward to even greater contributions as we move forward.”
Mr. Bakewell, commenting on his departure, stated, “Wright is an outstanding company and I am proud to have contributed to its success during the past nine years. I take great satisfaction in the legacy of talented financial professionals I am leaving behind who will contribute greatly to Wright’s future. Lance Berry is a particularly outstanding financial executive with whom I have worked closely, and he is well-prepared for his new role as Chief Financial Officer. I wish my many friends and colleagues at Wright success now and in the future.”
Mr. Henley continued, “We are grateful for the many contributions that John has made to Wright, from the company’s days under private equity ownership, through its public market debut and the significant business-building that has followed. All of us here at Wright wish him well in his new endeavor.”
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the company’s website at www.wmt.com.
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and our subsequently filed Exchange Act reports). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.
###

headquarters Wright Medical Technology, Inc.	5677 Airline Road	Arlington, TN 38002	901.867.9971 phone	www.wmt.com